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                              September 26, 1996


Muzak Limited Partnership
Muzak Capital Corporation
2901 Third Avenue
Suite 400
Seattle, Washington 98121

     Re:  Muzak Limited Partnership and
          Muzak Capital Corporation
          Registration Statement on Form S-1
          (Nos. 333-03741 and 333-03741-01)
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Gentlemen:

          We have acted as counsel to Muzak Limited Partnership (the "Company") and Muzak Capital Corporation ("Capital Corp" and, together with the Company, the "Issuers") in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-1, File Nos. 333-03741 and 333-03741-01 (as amended, the "Registration Statement"), under the Securities Act of 1933, as amended, relating to $100,000,000 principal amount of the Issuers' Senior Notes due 2003 (the "Securities").

          In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the form of Underwriting Agreement (the "Underwriting Agreement") between the Issuers and Donaldson, Lufkin & Jenrette Securities Corporation and Lazard Freres & Co. LLC, the form of Indenture (the "Indenture") between the Company and First Trust National Association, as Trustee, pursuant to which the Securities will be issued, and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Issuers, and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.
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Muzak Limited Partnership
Muzak Capital Corporation
September 26, 1996
Page 2

          In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

          Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Securities are duly authorized and, when duly executed on behalf of the Issuers, authenticated by the Trustee under the Indenture and issued and sold in accordance with the terms of the Underwriting Agreement and as described in the Registration Statement, will be validly issued and will constitute legal and binding obligations of the Issuers in accordance with their terms and the terms of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair-dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

          The opinions expressed herein are limited to the laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

          The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent. We hereby consent to the use of this letter as an exhibit to the Registration Statement. We further consent to any and all references to our firm in the Prospectus which is a part of said Registration Statement.

                                    Very truly yours,

                                    /s/ Weil, Gotshal & Manges